UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010 (June 9, 2010)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2010, the Board of Directors of Rurban Financial Corp. (“Rurban”) accepted the resignation and retirement of Kenneth A. Joyce as Executive Vice Chairman of Rurban and as a director of each of Rurban and its wholly-owned subsidiaries, The State Bank and Trust Company, Rurbanc Data Services, Inc. (“RDSI”), and RFCBC, Inc., effective as of June 9, 2010.  Also on June 10, 2010, Kenneth A. Joyce resigned and retired as President and Chief Executive Officer of RDSI, effective as of June 9, 2010.   Gary Saxman, Executive Vice President and Chief Operating Officer of RDSI, will assume the role of senior executive officer of RDSI during this transition.

In view of the previously reported issues at RDSI, the Boards of Directors of Rurban and RDSI continue to evaluate various strategic alternatives for RDSI to determine a strategic direction for RDSI which will best further the interests of shareholders, customers and other relevant constituencies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: June 15, 2010	By:	/s/ Mark A. Klein
Mark A. Klein
President and Chief Executive Officer